EXHIBIT 99.1

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

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PLYMOUTH COUNTY RETIREMENT ASSOCIATION,

Plaintiff,

v.

JAMES SCHROEDER, SHELLY BOXER, BARBARA SCHWARTZ, DAVID SANDLER, STEVEN TUDOR, MELVIN REDMAN, CHARLES MOYER, ROSS ANKER, CHARLES BOEHLKE, MITCHELL JACOBSON, ROGER FRADIN, DENIS KELLY, RAYMOND LANGTON, and PHILIP PELLER,

Defendants,

and

MSC INDUSTRIAL DIRECT CO., INC.,

Nominal Defendant.
: : : : : : : : :	Civil Action No. 07-CV-04772-ADS-ETB
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NOTICE OF PROPOSED SETTLEMENT OF
DERIVATIVE ACTION AND OF SETTLEMENT HEARING

TO:  ALL HOLDERS OF THE COMMON STOCK OF MSC INDUSTRIAL DIRECT CO., INC. (“MSC” OR THE “COMPANY”).  PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY.  YOUR RIGHTS WILL BE AFFECTED.  IF YOU HOLD MSC COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) has been reached with respect to Plymouth County Retirement Association v. Schroeder, Civ. No. 07-04772-ADS-ETB (E.D.N.Y.) (the “Litigation”), which arises out of allegations of backdating of stock options at the Company.  The terms of the Settlement are set forth in a Stipulation of Settlement dated July 7, 2009 (the “Stipulation”), which has been furnished as an exhibit to MSC’s August 19, 2009 Form 8-K filing with the United Stated Securities and Exchange Commission.  If you own MSC common stock, your rights may be affected by the Settlement.  Please note that because this is a derivative action and not a class action, no individual stockholder has a right to be compensated as a result of the Settlement.

PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the Eastern District of New York dated August 18, 2009, a hearing (the “Settlement Hearing”) will be held on October 30, 2009, at 9:00 a.m., before the Honorable Arthur D. Spatt, in the United States District Court for the Eastern District of New York (the “Court”), Long Island Courthouse, 100 Federal Plaza, Central Islip, New York 11722.  The purpose of the Settlement Hearing is to (i) determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to MSC and MSC’s shareholders; (ii) consider a judgment dismissing the Litigation with prejudice, with each party to bear its, his or her own costs (unless expressly stated otherwise in the Stipulation), and release and enjoin prosecution of any and all claims to be released pursuant to the Stipulation; (iii) consider Plaintiff’s counsels’ request for an award of attorneys’ fees and expenses to be paid by MSC or its insurers; and (iv) hear such other matters as the Court may deem necessary and appropriate.

Under the proposed settlement, the Company has agreed to adopt certain changes in policies and procedures concerning equity compensation grants and auditing practices.  Each of the Defendants denies and continues to deny all allegations of wrongdoing and deny liability on the claims asserted in the Litigation.

If the Settlement is approved, the Litigation will be dismissed with prejudice against all defendants, and the defendants will be released by Plaintiff, MSC and MSC’s shareholders (derivatively on behalf of MSC) from all claims that were or could have been alleged in the Litigation and that arise from the facts and events forming the basis of the Litigation.

At or before the Settlement Hearing, Plaintiff’s counsel will apply to the Court for an award of $800,000 in attorneys’ fees and for reimbursement of expenses, to be paid solely by MSC or its insurers.  Defendants have agreed not to contest this application.

Any MSC shareholder as of August 18, 2009 who objects to the Settlement of the Litigation or the terms thereof, the judgment to be entered in the Litigation, and/or Plaintiff’s application for fees and expenses, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no such evidence or argument may be considered, except by Order of the Court for good cause shown, unless, no later than October 20, 2009, copies of (i) a written notice of intention to appear, identifying the name, address, and telephone number of the objector or other person wishing to be heard and, if represented, their counsel; (ii) a written detailed statement of such person’s specific objections to any matter before the Court; (iii) account statements or other documentation sufficient to show that the objector is a current MSC shareholder; (iv) the grounds for such objections and any reasons for such person’s desiring to appear and be heard; and (v) all documents and writings such person desires the Court to consider, are filed with the Court and served by hand or overnight delivery upon the following counsel:

James R. Carroll SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP One Beacon Street Boston, Massachusetts 02108	Eliot Lauer CURTIS, MALLET-PREVOST, COLT & MOSLE LLP 101 Park Avenue New York, New York 10178

Michael J. Hynes BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, Pennsylvania 19087

The foregoing description of the Settlement is not intended to be comprehensive.  For a complete description of the Settlement terms, please see the Stipulation, which is available as an exhibit to MSC’s August 19, 2009 Form 8-K filing with the Securities and Exchange Commission.

If you have any questions regarding the Settlement, please direct your inquiries to Plaintiff’s Counsel:  Michael J. Hynes, Barroway Topaz Kessler Meltzer & Check LLP, 280 King of Prussia Road, Radnor, PA 19087; telephone 610-667-7706.

PLEASE DO NOT CALL OR DIRECT ANY INQUIRIES TO THE COURT.

Dated: August 18, 2009	BY ORDER OF THE COURT.